UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 10, 2025
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KORE Group Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40856	86-3078783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 Perimeter Center West, 11th Floor
Atlanta, GA 30338
877-710-5673

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_____________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	KORE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the 2025 annual meeting of stockholders of KORE Group Holdings, Inc. (“KORE” or the “Company”), held on June 10, 2025 (the “Annual Meeting”), the Company’s stockholders approved all proposals recommended by the Board of Directors of the Company as described in KORE’s proxy statement dated April 30, 2025.

With respect to Proposal 1 (election of four Class I directors to serve until the annual meeting of stockholders to be held in 2028, or until their successors are elected and qualified), the nominees were elected by the following votes:

Director	Shares For	Shares Abstained/ Withheld	Broker Non-Votes
Timothy M. Donahue	8,119,213	277,002	1,720,637
Cheemin Bo-Linn	7,865,485	530,730	1,720,637
Andrew Frey	8,089,909	306,306	1,720,637
James Geisler	6,641,142	1,755,073	1,720,637

The Company’s other continuing directors, H. Paulett Eberhart, David Fuller, Jay M. Grossman, Robert P. MacInnis, Michael K. Palmer, and Ronald Totton, did not stand for election at the Annual Meeting. The term of the other continuing directors currently serving in Class II, Messrs. Fuller and Palmer and Ms. Eberhart, will expire at the 2026 annual meeting of shareholders. The term of the continuing directors currently serving in Class III, Messrs. MacInnis, Grossman, and Totton, will expire at the 2027 annual meeting of shareholders.

With respect to Proposal 2 (to ratify BDO USA, P.C. as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2025), 9,722,008 shares, or 96.35% of the votes cast, voted for the proposal, 368,726 shares voted against the proposal, and 26,118 shares abstained from voting on the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE Group Holdings, Inc.

Date: June 12, 2025	By:	/s/ Jack W. Kennedy Jr.
	Name:	Jack W. Kennedy Jr.
	Title:	Executive Vice President, Chief Legal Officer, and Secretary